Exhibit 99.B(m)(1)(i)

AMENDED SCHEDULE 1

with respect to the

RESTATED DISTRIBUTION PLAN

for

ING INTERMEDIATE BOND PORTFOLIO

CLASS S

ING Intermediate Bond Portfolio